UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2017

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2017 (the “Closing Date”), Vulcan Materials Company (the “Company”), entered into a six-month unsecured Term Loan Note (the “Term Loan Note”) with Bank of America, N.A. (“Bank of America”). As a condition to funding under the Term Loan Note, certain of the Company’s significant subsidiaries (the “Guarantors”) were required to enter into a guaranty agreement (the “Guaranty”) with Bank of America dated December 21, 2017.

Pursuant to the Term Loan Note, the Company is entitled, subject to the conditions set forth therein, to borrow, on or prior to December 31, 2017, up to an aggregate maximum principal amount of $350,000,000 (the “Commitment”) in a single advance. The Company did not borrow any of the funds on the Closing Date.

The loan under the Term Loan Note will bear interest at a rate equal to either (i) the LIBOR Daily Floating Rate plus 1.25%, or (ii) the Eurodollar Rate plus 1.25%. Borrowings under the Term Loan Note are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default. Borrowings under the Term Loan Note will be used for general corporate purposes of the Company.

The Term Loan Note contains affirmative, negative, and financial covenants and events of default customary for investment-grade term loans. The financial covenants are: (1) a maximum debt to EBITDA ratio of 3.50:1.00 (with a permitted step-up to 3.75:1.00 for three fiscal quarters ending after the consummation of certain material acquisitions), and (2) a minimum EBITDA to interest expense ratio of 3.00:1.00.

Bank of America and its affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company for which the Company has paid, and intends to pay, customary fees.

A copy of the Term Loan Note and the Guaranty are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein. The descriptions of the Term Loan Note and the Guaranty above are qualified in their entirety by reference to the full text of the Term Loan Note and the Guaranty, respectively.

The Term Loan Note and the Guaranty have been included to provide shareholders with information regarding their terms. The inclusion of such documents is not intended to provide any other factual information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Term Loan Note and the Guaranty were made solely for purposes of such documents and as of specific dates, were solely for the benefit of the parties to the Term Loan Note and the Guaranty, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidentiality disclosures made for the purposes of allocating contractual risk between the parties to the Term Loan Note and the Guaranty instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Term Loan Note or the Guaranty and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, the information concerning the subject matter of the representations and warranties may change, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Note, dated December 17, 2017, between Vulcan Materials Company and Bank of America, N.A.

10.2	Guaranty Agreement, dated December 21, 2017, by each of the parties identified therein as Guarantors, each other subsidiary of Vulcan Materials Company that becomes a party thereto, and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: December 21, 2017	By:	/s/ Jerry F. Perkins Jr.
		Name:	Jerry F. Perkins Jr.
		Title:	General Counsel and Secretary